Exhibit 99.1

Cadence Pharmaceuticals Announces U.S. Launch and

Availability of OFIRMEV™ (acetaminophen) Injection

First and Only Intravenous Formulation of Acetaminophen in the U.S.

SAN DIEGO, January 18, 2011 – Cadence Pharmaceuticals, Inc. (Nasdaq: CADX) today announced the launch of OFIRMEV™ (acetaminophen) injection, the first and only intravenous (IV) formulation of acetaminophen to be approved in the United States. The U.S. Food and Drug Administration (FDA) approved OFIRMEV in November 2010 for the management of mild to moderate pain, the management of moderate to severe pain with adjunctive opioid analgesics, and the reduction of fever. OFIRMEV is now available to hospitals across the U.S.

“With the launch of OFIRMEV, physicians will have access to the first new class of IV pain medication in nearly two decades,” said Ted Schroeder, president and CEO of Cadence. “Our focus now turns to working closely with hospitals and physicians to expand access and utilization and establish OFIRMEV as a foundational therapy in the management of pain in hospitalized patients. At this initial stage of commercialization, we are pleased with the early signals of physician demand and formulary access. We anticipate that by the end of this year OFIRMEV will be on formulary at approximately 800 – 1,000 hospitals, which will represent approximately half of the IV analgesic opportunity.”

The national launch of OFIRMEV is being supported by 147 hospital sales specialists and 13 field medical science liaisons. These field personnel have extensive hospital experience and have completed rigorous training in preparation for the launch. Through agreements with the three major pharmaceutical wholesalers, distribution centers across the U.S. are fully stocked and accepting orders from hospitals.

Until now, the only injectable drugs available to treat pain and fever were opioids and NSAIDs. When used as part of a multi-modal approach to pain management in placebo-controlled clinical studies, OFIRMEV demonstrated significant pain relief, reduced the consumption of opioids, and improved patient satisfaction. OFIRMEV is also the first and only IV medication indicated for the treatment of pain and fever in children two years of age and older.

“We have long needed better tools to improve pain management in hospitalized patients,” said Keith Candiotti, M.D., Professor of Anesthesiology at the University of Miami. “The safety and effectiveness of IV acetaminophen has been well established in numerous clinical trials and has become the foundation of IV pain management in Europe since its introduction in 2002. I believe that OFIRMEV will meet a longstanding unmet need in the U.S. and expect it to play a prominent role in the treatment of pain not only in my practice, but across the U.S.”

Conference Call and Webcast Details

Cadence management will host a conference call and webcast on Tuesday, January 18, 2011 at 1:30 p.m. Pacific Time/ 4:30 p.m. Eastern Time. Interested investors may participate in the conference call by dialing (877) 303-9145 (domestic) or (760) 536-5203 (international). To access the webcast, please visit Cadence’s website at www.cadencepharm.com and go to the Investor Relations page. A replay of the webcast will be available approximately two hours after the call and remain available on Cadence’s website for 30 days through February 17, 2011.

About OFIRMEV™ (acetaminophen) Injection

OFIRMEV (acetaminophen) injection is Cadence Pharmaceuticals’ proprietary intravenous formulation of acetaminophen. The FDA approval of OFIRMEV was based on data from clinical trials in which a total of 1,020 adult and 355 pediatric patients received IV acetaminophen. These trials included two studies evaluating the safety and effectiveness of OFIRMEV in the management of pain, and one study evaluating OFIRMEV in the treatment of fever.

Important Safety Information:

OFIRMEV should be administered only as a 15 minute intravenous infusion. Do not exceed the maximum recommended daily dose of acetaminophen. Administration of acetaminophen by any route in doses higher than recommended may result in hepatic injury, including the risk of severe hepatotoxicity and death. OFIRMEV is contraindicated in patients with severe hepatic impairment, severe active liver disease or with known hypersensitivity to acetaminophen or to any of the excipients in the formulation. Acetaminophen should be used with caution in patients with the following conditions: hepatic impairment or active hepatic disease, alcoholism, chronic malnutrition, severe hypovolemia, or severe renal impairment. Discontinue OFIRMEV immediately if symptoms associated with allergy or hypersensitivity occur. Do not use in patients with acetaminophen allergy. The most common adverse reactions in patients treated with OFIRMEV were nausea, vomiting, headache, and insomnia in adult patients and nausea, vomiting, constipation, pruritus, agitation, and atelectasis in pediatric patients. The antipyretic effects of OFIRMEV may mask fever in patients treated for post-surgical pain.

For more information, please see the complete OFIRMEV Prescribing Information, available at www.Ofirmev.com or www.cadencepharm.com.

About Cadence Pharmaceuticals

Cadence Pharmaceuticals, Inc. is a biopharmaceutical company committed to in-licensing, developing and commercializing proprietary product candidates to improve the lives of hospitalized patients. For more information about Cadence, please visit www.cadencepharm.com.

Forward-Looking Statements

Statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements, and are based on Cadence’s current beliefs and expectations. Such statements include, without limitation, statements regarding: the commercial launch of OFIRMEV; the anticipated U.S. market opportunity for IV acetaminophen; the ability of OFIRMEV to fill unmet medical needs and achieve formulary and market acceptance; and our strategy for building a long-term hospital pain franchise. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Actual future results may differ materially from our current expectations due to the risks and uncertainties inherent in Cadence’s business. These risks include our dependence on the successful commercialization of OFIRMEV; the risk that delays in commercially launching or achieving formulary acceptance for OFIRMEV at a substantial number of targeted accounts would enable competitors to further entrench their products and decrease the market potential for OFIRMEV; our ability to ensure an adequate and continued supply of OFIRMEV to successfully launch commercial sales or meet anticipated market demand; OFIRMEV remains subject to substantial, ongoing regulatory requirements; our ability to comply with the terms of our loan agreement; the potential for an event of default under our loan agreement, and the corresponding risk of acceleration of repayment and potential foreclosure on the assets pledged to secure the line of credit; the potential that we may be required to file a lawsuit to defend our patent rights or regulatory exclusivities from challenges by companies seeking to market generic versions of intravenous acetaminophen; our ability to successfully enforce our intellectual property rights and defend our patents; the impact of healthcare reform legislation; the potential that we will require substantial additional funding in order to successfully commercialize OFIRMEV, and the risk that we may not be able to raise sufficient capital when needed or at all; and other risks detailed under “Risk Factors” and elsewhere in Cadence’s Quarterly Report on Form 10-Q for the period ended September 30, 2010, and Cadence’s other filings made with the Securities and Exchange Commission from time to time. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

Cadence® and OFIRMEV™ are trademarks of Cadence Pharmaceuticals, Inc.

Contacts:

INVESTORS:	MEDIA:
Cadence Pharmaceuticals, Inc.	WCG
William R. LaRue, SVP and Chief Financial Officer	Kelli Kampanis
858-436-1400	212-301-7172
blarue@cadencepharm.com	kkampanis@wcgworld.com

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